EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, in their capacity as Principal Executive Officer and Principal Financial Officer, respectively, of Heron Therapeutics, Inc. (the “Registrant”), hereby certifies, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge that:

•
the Quarterly Report of the Registrant on Form 10-Q for the quarter ended June 30, 2026 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•
the information contained in the Report fairly presents, in all material respects, the financial condition of the Registrant at the end of such quarter and the results of operations of the Registrant for such quarter.

Dated: August 10, 2026
	By:	/s/ Craig Collard
Craig Collard
Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Ira Duarte
Ira Duarte
Executive Vice President, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

This certification accompanies the Report to which it relates, is not deemed to be filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Heron Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.

Note: A signed original of this written statement required by Section 906 has been provided to Heron Therapeutics, Inc. and will be retained by Heron Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.